--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      -------------------------------------

                                    FORM 8-K

                      -------------------------------------

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                OCTOBER 30, 1995
                         -------------------------------
                Date of report (Date of earliest event reported)


                             THE ALPINE GROUP, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      1-9078                   22-1620387
----------------------------  -------------------------   ----------------------
(State or other jurisdiction   Commission File Number     (I.R.S. Employer
  of incorporation)                                       Identification Number)


                1790 Broadway, New York, New York     10019-1412
          -------------------------------------------------------------
               (Address of principal executive offices)  (Zip Code)


       Registrant's telephone number, including area code   (212) 757-3333



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS.

       The Alpine Group, Inc. (the "Company") is herewith filing the financial statements described in Item 7 relating to: (i) the U.S. and Canadian copper wire and cable business (the "Alcatel Business") of Alcatel NA Cable Systems, Inc. and Alcatel Canada Wire, Inc. and (ii) Adience, Inc., a Delaware corporation ("Adience"). As previously reported, the Alcatel Business and Adience have been acquired by the Company.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

       The financial statements listed below are being filed herewith.


THE ALCATEL BUSINESS

UNAUDITED COMBINED FINANCIAL STATEMENTS:
 Combined balance sheets at December 31, 1994 and March 31, 1995 Combined statements of changes in owners' investment for the three years ended March 31, 1995
 Combined statements of operations for the three months ended
  March 31, 1994 and 1995
 Combined statements of cash flows for the three months ended
  March 31, 1994 and 1995
 Notes to combined financial statements


ADIENCE

AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
 Reports of independent accountants
 Consolidated balance sheets at December 31, 1993 and 1994
 Consolidated statements of operations for the year ended December 31, 1994, Post-emergence six months ended December 31, 1993,
  Pre-emergence six months ended June 30, 1993 and the Pre-emergence year ended December 31, 1992
 Consolidated statements of cash flows for the year ended December 31, 1994, Post-emergence six months ended December 31, 1993,
  Pre-emergence six months ended June 30, 1993 and the Pre-emergence year ended December 31, 1992
 Consolidated statements of shareholders equity (deficit) for the year ended December 31, 1994,
  Post-emergence six months ended December 31, 1993,
  Pre-emergence six months ended June 30, 1993 and the Pre-emergence year ended December 31, 1992
 Notes to consolidated financial statements

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE ALPINE GROUP, INC.


Date: October 30, 1995                       By /s/ Bragi F. Schut
                                                ------------------------------
                                                Bragi F. Schut
                                                Executive Vice President

                          INDEX TO FINANCIAL STATEMENTS

THE ALCATEL BUSINESS


UNAUDITED COMBINED FINANCIAL STATEMENTS:
 Combined balance sheets at December 31, 1994 and March 31, 1995 . . . . . . F-2
 Combined statements of changes in owners' investment for the three years ended March 31, 1995 . . . . . . . . . . . . . . . . . . . . . F-3
 Combined statements of operations for the three months ended
  March 31, 1994 and 1995. . . . . . . . . . . . . . . . . . . . . . . . . . F-4
 Combined statements of cash flows for the three months ended
  March 31, 1994 and 1995. . . . . . . . . . . . . . . . . . . . . . . . . . F-5
 Notes to combined financial statements. . . . . . . . . . . . . . . . . . . F-6


ADIENCE

AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
 Reports of independent accountants. . . . . . . . . . . . . . . . . . . . . F-7
 Consolidated balance sheets at December 31, 1993 and 1994 . . . . . . . . .F-10
 Consolidated statements of operations for the year ended December 31, 1994,
  Post-emergence six months ended December 31, 1993,
  Pre-emergence six months ended June 30, 1993 and the
  Pre-emergence year ended December 31, 1992 . . . . . . . . . . . . . . . .F-12
Consolidated statements of cash flows for the year ended December 31, 1994,
  Post-emergence six months ended December 31, 1993,
  Pre-emergence six months ended June 30, 1993 and the
  Pre-emergence year ended December 31, 1992 . . . . . . . . . . . . . . . .F-13
Consolidated statements of shareholders equity (deficit) for the year ended December 31, 1994,
  Post-emergence six months ended December 31, 1993,
  Pre-emergence six months ended June 30, 1993 and the
  Pre-emergence year ended December 31, 1992 . . . . . . . . . . . . . . . .F-14
Notes to consolidated financial statements . . . . . . . . . . . . . . . . .F-15

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                     ASSETS

                                                                             DECEMBER 31,  MARCH 31,
                                                                             ------------  ----------
                                                                                 1994         1995
                                                                             ------------  ----------
                                                                                   (UNAUDITED)
Current assets:
  Cash.....................................................................   $    3,124   $    4,849
  Trade accounts receivable, less allowance for
   doubtful accounts of $457 and $457, respectively........................       29,389       25,454
  Receivables from affiliates..............................................        1,259       (8,642)
  Inventories..............................................................       36,983       34,514
  Deferred income taxes....................................................        4,123        4,123
  Other current assets.....................................................        1,861          747
                                                                             ------------  ----------
    Total current assets...................................................       76,739       61,045
Property, plant and equipment, net.........................................       42,247       39,868
Intangible asset...........................................................          366           --
                                                                             ------------  ----------
                                                                              $  119,352   $  100,913
                                                                             ------------  ----------
                                                                             ------------  ----------

                                 LIABILITIES AND OWNERS' INVESTMENT

Current liabilities:
  Trade accounts payable...................................................   $   13,577   $   15,442
  Accrued liabilities......................................................       12,184       21,927
  Income taxes payable.....................................................          271       (1,001)
  Payables to affiliates...................................................       40,663       12,622
                                                                             ------------  ----------
    Total current liabilities..............................................       66,695       48,990
Deferred income taxes......................................................        1,440        1,440
                                                                             ------------  ----------
    Total liabilities......................................................       68,135       50,430
Commitments and contingencies
Owners' investment.........................................................       51,217       50,483
                                                                             ------------  ----------
                                                                              $  119,352   $  100,913
                                                                             ------------  ----------
                                                                             ------------  ----------

            The accompanying notes to combined financial statements
                 are an integral part of these balance sheets.

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
              COMBINED STATEMENTS OF CHANGES IN OWNERS' INVESTMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 1995
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

Balance, December 31, 1994.........................................................  $  51,217
  Net loss.........................................................................       (734)
                                                                                     ---------
Balance, March 31, 1995............................................................  $  50,483
                                                                                     ---------
                                                                                     ---------

            The accompanying notes to combined financial statements
                   are an integral part of these statements.

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
                       COMBINED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1994 AND 1995
                                  (UNAUDITED)

                                                                                    1994       1995
                                                                                  ---------  ---------
                                                                                      (DOLLARS IN
                                                                                       THOUSANDS)
Net sales.......................................................................  $  37,677  $  54,138
Cost of goods sold..............................................................     35,906     52,339
                                                                                  ---------  ---------
    Gross margin................................................................      1,771      1,799
Selling, general and administrative expenses....................................        922        683
Management fees to affiliates...................................................      1,201      1,275
Administrative fees to affiliates...............................................        416        226
                                                                                  ---------  ---------
    Income (loss) from operations...............................................       (768)      (385)
Interest expense to affiliates, net.............................................        755       (495)
                                                                                  ---------  ---------
Income (loss) before provision (benefit) for income taxes.......................        (13)      (880)
Provision (benefit) for income taxes............................................        277       (146)
                                                                                  ---------  ---------
Net income (loss)...............................................................  $    (290) $    (734)
                                                                                  ---------  ---------
                                                                                  ---------  ---------

            The accompanying notes to combined financial statements
                   are an integral part of these statements.

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1994 AND 1995
                                  (UNAUDITED)

                                                                                               1994        1995
                                                                                             ---------  ----------
                                                                                                  (DOLLARS IN
                                                                                                  THOUSANDS)
Cash flows from operating activities:
  Net (loss)...............................................................................  $    (290) $     (734)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities
   --
    Depreciation...........................................................................      1,464       1,569
Change in current assets and liabilities --
  (Increase) decrease in:
    Trade accounts receivable..............................................................       (422)     (3,935)
    Receivables (payables) from affiliates.................................................     (9,384)     17,178
    Inventories............................................................................     (2,208)     (2,471)
    Other current assets...................................................................       (175)      1,114
    Trade accounts payable.................................................................        754       1,865
    Accrued liabilities....................................................................     10,629     (11,254)
    Income taxes payable...................................................................        265      (1,272)
                                                                                             ---------  ----------
      Net cash provided by operating activities............................................        633       2,060
                                                                                             ---------  ----------
Cash flows from investing activities:
  Purchases of property, plant and equipment...............................................     (1,189)       (335)
                                                                                             ---------  ----------
      Net cash used for investing activities...............................................     (1,189)       (335)
                                                                                             ---------  ----------
Net increase (decrease) in cash............................................................       (556)      1,725
Cash, beginning of year....................................................................        602       3,124
                                                                                             ---------  ----------
Cash, end of period........................................................................  $      46  $    4,849
                                                                                             ---------  ----------
                                                                                             ---------  ----------

            The accompanying notes to combined financial statements
                   are an integral part of these statements.

          THE COPPER CABLE GROUP OF ALCATEL NA CABLE SYSTEMS, INC. AND
                      ALCATEL CANADA WIRE AND CABLE, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 MARCH 31, 1995
                             (DOLLARS IN THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

A.  INTERIM STATEMENTS

    The unaudited financial statements furnished herein reflect all normal recurring accruals which are, in the opinion of management, necessary for a fair presentation of the results for the periods presented. Certain reclassifications have been made to the statement of income for the period ended March 31, 1994 to conform to presentations adopted in the current period. These statements should be read in conjunction with the Combined Financial Statements for the year ended December 31, 1994.

PRINCIPLES OF COMBINATION

    The combined financial statements include the copper cable operations of ACW which are located in Winnipeg, Manitoba, and the copper cable operations of ACS which are located in Tarboro, North Carolina; Elizabethtown, Kentucky; Fordyce, Arkansas and Claremont, North Carolina. The combined financial statements also include fiber optic cable and data cable operations that are part of the ACW facility located in Winnipeg, Manitoba. These operations are not material to Alcatel Business's operating results as presented herein. All of these operations are managed by ACS management. All significant intercompany accounts and transactions have been eliminated.

2.  RELATED PARTIES:
    Under agreements with affiliated companies, the Alcatel Business pays service charges, research and development assessments and other service fees (management fees). Management fees incurred by the Alcatel Business under these agreements totaled $1,201 and $1,275 for the three months ended March 31, 1994 and 1995.

    Alcatel NA, Inc. and ACW provide legal, accounting, tax, treasury, insurance, employee benefits, data processing, transportation and other services to the Alcatel Business. Expenses that are directly attributable to the Alcatel Business are charged directly to the Alcatel Business. Expenses that are not directly attributable to a particular subsidiary or business unit of Alcatel NA, Inc. or ACW are allocated each month to all subsidiaries and business units receiving the services. Amounts allocated are based on a particular subsidiary or business unit's relative percentage of net sales, payroll expenses and average total assets to the net sales, payroll expenses and average total assets of all the subsidiaries and business units receiving services. Administrative fees allocated to the Alcatel Business for these services totaled $416 and $226 for the three months ended March 31, 1994 and 1995. Management believes that the administrative fees for these services would not have been materially different if they had been incurred directly by the Alcatel Business.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Adience, Inc.:

We have audited the accompanying consolidated balance sheet of Adience, Inc. (a Delaware corporation) as of December 31, 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. We did not audit the financial statements of Information Display Technology, Inc., which is reflected in the accompanying financial statements as net assets of discontinued operations. The net assets of discontinued operations represent 13.3% of total assets and the loss from discontinued operations represents 15.0% of net loss prior to the write-down of this asset as discussed in Note 1. The financial statements of Information Display Technology, Inc. were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for Information Display Technology, Inc., is based solely on the report of the other auditors. The financial statements of Adience, Inc. for the six months ended December 31, 1993, were audited by other auditors whose report, dated March 28, 1994, except for certain items which are as of October 12, 1994, on those statements included an explanatory paragraph stating that those financial statements were prepared assuming that the Company will continue as a going concern. The financial statements of Adience, Inc. for the year ended December 31, 1992, and six months ended June 30, 1993, were audited by other auditors whose report dated March 28, 1994, expressed an unqualified opinion on those statements. The opinion of such auditors, however, does not cover the restatement of those statements for the deconsolidation of Information Display Technology, Inc. as discussed in Note 1. We have audited the adjustments described in Note 1 that were applied to restate the December 31, 1992, June 30, 1993, and December 31, 1993, financial statements for the deconsolidation of Information Display Technology, Inc. In our opinion, such adjustments are appropriate and have been properly applied.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Adience, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
March 28, 1995

              REPORT OF INDEPENDENT ACCOUNTANTS -- POST-EMERGENCE
                       CONSOLIDATED FINANCIAL STATEMENTS

To the Board of Directors and Shareholders of Adience, Inc.

In our opinion, the consolidated balance sheet and the related consolidated statements of operations, of cash flows, and of shareholders' equity (deficit) as of and for the 6 months ended December 31, 1993, prior to restatement (not presented separately herein), present fairly, in all material respects, the financial position, results of operations and cash flows of Adience, Inc., and its subsidiaries (Adience) as of and for the 6 months ended December 31, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Adience's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Adience for any period subsequent to December 31, 1993, nor have we examined any adjustments applied to the 1993 financial statements.

As discussed in Note 1 to the consolidated financial statements, the Adience Plan of Reorganization was confirmed on May 4, 1993, and was consummated on June 30, 1993. Adience has accounted for the reorganization in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Accordingly, Adience's assets and liabilities as of June 30, 1993, were restated by management, with the assistance of independent advisors, to their reorganized value, which approximated their fair value at the date of reorganization. The financial statements subsequent to emergence from Chapter 11 have been prepared using a different basis of accounting and, therefore, are not comparable to the pre-emergence consolidated financial statements.

The accompanying consolidated financial statements have been prepared assuming Adience will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, Adience has experienced continuing losses from operations, has not met operating and financial plans for the 9 months ended September 30, 1994, and has significant indebtedness that raise substantial doubt about Adience's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 7, The Alpine Group, Inc., has reached agreements to acquire a majority of the outstanding common stock and a majority of the outstanding 11 percent Senior Secured Notes of Adience.

                                          PRICE WATERHOUSE LLP

Pittsburgh, Pennsylvania
March 28, 1994, except for
Notes 1, 6 and 7, which are
as of October 12, 1994

               REPORT OF INDEPENDENT ACCOUNTANTS -- PRE-EMERGENCE
                       CONSOLIDATED FINANCIAL STATEMENTS

To the Board of Directors and Shareholders of Adience, Inc.

In our opinion, the consolidated statements of operations, of cash flows, and of shareholders' equity (deficit) for the year ended December 31, 1992 and for the 6 months ended June 30, 1993, prior to restatement (not presented separately herein) present fairly, in all material respects, the results of operations and cash flows of Adience, Inc., and its subsidiaries (Adience) for the year ended December 31, 1992, and for the 6 months ended June 30, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Adience's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not examined any adjustments applied to the 1992 and 1993 financial statements.

As discussed in Note 1 to the consolidated financial statements, the Adience Plan of Reorganization was confirmed on May 4, 1993, and was consummated on June 30, 1993. Adience has accounted for the reorganization in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Accordingly, Adience's assets and liabilities as of June 30, 1993, were restated by management, with the assistance of independent advisors, to their reorganized value, which approximated their fair value at the date of reorganization.

                                          PRICE WATERHOUSE LLP

Pittsburgh, Pennsylvania
March 28, 1994

                                 ADIENCE, INC.

                          CONSOLIDATED BALANCE SHEETS

                  (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)

                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1993          1994
                                                                                       ------------  ------------
                                                     ASSETS
Current assets:
  Cash and cash equivalents..........................................................   $      554    $    3,226
  Accounts receivable, less allowance (1993 - $1,015; 1994 - $835)...................       15,593        15,462
  Inventories........................................................................       15,212         9,817
  Costs and estimated earnings in excess of billings on uncompleted contracts........          328           443
  Prepaid expenses, deposits and other...............................................        1,741         1,074
  Deferred income taxes..............................................................        2,918         3,508
  Net assets held for sale...........................................................       --               665
                                                                                       ------------  ------------
      Total current assets...........................................................       36,346        34,195
                                                                                       ------------  ------------
Net assets of discontinued operations................................................       13,982         8,030
Property, plant and equipment
  Land...............................................................................        2,641         2,517
  Buildings..........................................................................       10,265        10,458
  Machinery and equipment............................................................       21,703        21,377
                                                                                       ------------  ------------
                                                                                            34,609        34,352
      Less allowances for depreciation...............................................        3,530         6,619
                                                                                       ------------  ------------
                                                                                            31,079        27,733
Other assets.........................................................................        4,175         3,866
Reorganization value in excess of amounts allocable to identifiable assets, net......        9,190         8,130
                                                                                       ------------  ------------
      Total assets...................................................................   $   94,772    $   81,954
                                                                                       ------------  ------------
                                                                                       ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1993          1994
                                                                                       ------------  ------------
                                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Revolving line of credit...........................................................   $    9,185    $   12,468
  Current portion of long-term obligations...........................................          759           662
  Accounts payable...................................................................        8,887         9,162
  Salaries, wages and withholdings...................................................          770         1,096
  Payable to former shareholder......................................................          569           494
  Accrued expenses...................................................................        2,756         3,766
  Accrued interest...................................................................          225         2,515
  Billings in excess of costs and estimated earnings on uncompleted contracts........          150            66
  Accrued workers' compensation......................................................        5,980         5,199
  Accrued income taxes...............................................................        1,569         1,578
  Deferred income taxes..............................................................           66            23
                                                                                       ------------  ------------
      Total current liabilities......................................................       30,916        37,029
                                                                                       ------------  ------------
Payable to affiliate.................................................................          861         3,683
Payable to former shareholder........................................................        3,189         1,562
Long-term obligations................................................................       46,211        46,450
Deferred income taxes................................................................        4,086         4,713
Shareholders' equity (deficit):
  Common stock, $.01 par value; authorized 20,000,000 shares; issued and outstanding
   10,000,000 shares in 1993; 10,100,000 shares in 1994..............................          100           101
Additional paid-in capital...........................................................       23,900        23,974
Retained deficit.....................................................................      (14,367)      (35,142)
Foreign currency translation.........................................................         (124)         (416)
                                                                                       ------------  ------------
      Total shareholders' equity (deficit)...........................................        9,509       (11,483)
                                                                                       ------------  ------------
      Total liabilities and shareholders' equity (deficit)...........................   $   94,772    $   81,954
                                                                                       ------------  ------------
                                                                                       ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                                 ADIENCE, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                                                              POST-EMERGENCE
                                                                PRE-EMERGENCE          ----------------------------
                                                         ----------------------------   SIX MONTHS
                                                          YEAR ENDED     SIX MONTHS        ENDED       YEAR ENDED
                                                         DECEMBER 31,    ENDED JUNE    DECEMBER 31,   DECEMBER 31,
                                                             1992         30, 1993         1993           1994
                                                         -------------  -------------  -------------  -------------
Net revenues...........................................    $  97,276      $  44,431      $  54,572      $  96,273
Costs and expenses:
  Cost of revenues.....................................       81,262         35,928         47,779         84,468
  Selling, general and administrative..................       22,829         10,510          9,302         18,180
  Amortization of intangible asset.....................       --             --              9,011          1,053
                                                         -------------  -------------  -------------  -------------
                                                             104,091         46,438         66,092        103,701
                                                         -------------  -------------  -------------  -------------
Operating loss.........................................       (6,815)        (2,007)       (11,520)        (7,428)
Other income (expense):
  Interest and other income (expense)..................          (17)           245            615            574
  Interest expense.....................................      (13,302)        (2,271)        (3,781)        (7,653)
                                                         -------------  -------------  -------------  -------------
                                                             (13,319)        (2,026)        (3,166)        (7,079)
                                                         -------------  -------------  -------------  -------------
Loss from continuing operations before reorganization
 items, income taxes and extraordinary item............      (20,134)        (4,033)       (14,686)       (14,507)
Reorganization items:
  Professional fees....................................         (950)          (102)          (746)        --
  Write-off of unamortized debt discount...............       --               (455)        --             --
  Write-off of unamortized loan origination fees.......       --             (2,065)        --             --
  Adjust accounts to fair value........................       --             23,165         --             --
  Other................................................       (4,848)        --             --             --
                                                         -------------  -------------  -------------  -------------
                                                              (5,798)        20,543           (746)        --
                                                         -------------  -------------  -------------  -------------
(Loss) income from continuing operations before income
 taxes and extraordinary item..........................      (25,932)        16,510        (15,432)       (14,507)
Income taxes (benefit).................................       (1,031)           260           (808)           319
                                                         -------------  -------------  -------------  -------------
(Loss) income from continuing operations before
 extraordinary item....................................      (24,901)        16,250        (14,624)       (14,826)
Discontinued operations:
  (Loss) income from discontinued operations (net of
   taxes (benefits) of $(40), $1, $286, and $900)......         (983)             2            341         (2,610)
  Loss on disposal of discontinued operations (net of
   taxes (benefits) of $(791), $0, $0, and $0).........       (3,973)          (400)           (84)        (3,339)
                                                         -------------  -------------  -------------  -------------
                                                              (4,956)          (398)           257         (5,949)
                                                         -------------  -------------  -------------  -------------
(Loss) income before extraordinary item................      (29,857)        15,852        (14,367)       (20,775)
Extraordinary item -- gain on discharge of debt........       --             17,480         --             --
                                                         -------------  -------------  -------------  -------------
Net (loss) income......................................    $ (29,857)     $  33,332      $ (14,367)     $ (20,775)
                                                         -------------  -------------  -------------  -------------
                                                         -------------  -------------  -------------  -------------
Earnings per common share:
  Loss from continuing operations......................        *              *          $   (1.46)     $   (1.48)
  (Loss) income from discontinued operations...........        *              *               0.02          (0.59)
  Extraordinary item...................................        *              *             --             --
                                                         -------------  -------------  -------------  -------------
Net loss per common share..............................        *              *          $   (1.44)     $   (2.07)
                                                         -------------  -------------  -------------  -------------
                                                         -------------  -------------  -------------  -------------
Average common shares outstanding......................        *              *             10,000         10,054

------------------------
* Earnings per common share are not meaningful prior to June 30, 1993 due to the reorganization - see Note 1.

  The accompanying notes are an integral part of these consolidated financial statements.

                                 ADIENCE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (IN THOUSANDS OF DOLLARS)

                                                                                              POST-EMERGENCE
                                                                PRE-EMERGENCE          ----------------------------
                                                         ----------------------------   SIX MONTHS
                                                          YEAR ENDED     SIX MONTHS        ENDED       YEAR ENDED
                                                         DECEMBER 31,    ENDED JUNE    DECEMBER 31,   DECEMBER 31,
                                                             1992         30, 1993         1993           1994
                                                         -------------  -------------  -------------  -------------
CASH FLOW FROM OPERATING ACTIVITIES
Net (loss) income......................................    $ (29,857)     $  33,332      $ (14,367)     $ (20,775)
Non-cash expenses and revenues included in net (loss)
 income:
  Depreciation and amortization........................        5,660          1,675         11,242          6,050
  Deferred income taxes................................       (2,040)        --             (1,078)            (6)
  Provision for doubtful accounts......................        1,880            413            360            271
  Loss (income) from discontinued operations...........         (345)             2           (341)         2,610
  Loss on disposal of discontinued operations..........        4,764            400             84          3,339
  Loss on sale of divisions............................       --             --                220         --
  (Gain) loss on disposal of property, plant and
   equipment...........................................          254             23           (170)           (46)
  Net assets held for sale write-down..................       --             --             --              1,009
  Inventory write-down.................................       --             --             --              1,788
Changes in operating assets and liabilities excluding
 effects from disposals:
  Short-term investments...............................        2,037             (4)           258         --
  Accounts receivable..................................        6,526         (2,099)         1,749            311
  Inventories..........................................          376            515            451          3,607
  Costs and estimated earnings in excess of billings on
   uncompleted contracts...............................        1,333           (829)         1,032           (115)
  Income tax receivable................................         (282)         2,742            288         --
  Prepaid expenses, deposits and other.................          608            213            244            667
  Accounts payable, salaries, wages and withholdings,
   accrued expenses, workers' compensation and payable
   to former shareholder...............................        7,090          3,299         (1,554)         1,418
  Billings in excess of costs and estimated earnings on
   uncompleted contracts...............................         (575)           601           (522)           (84)
  Accrued income taxes.................................       --              1,549             20              9
  Payable to affiliate.................................        3,916            414           (947)         2,822
  Other................................................       (1,074)           514         --               (387)
Operating cash flows from reorganization items:
  Write-off of unamortized debt discount and loan
   origination fees....................................       --              2,520         --             --
  Adjust accounts to fair value........................       --            (23,165)        --             --
  Extraordinary gain on discharge of debt..............       --            (17,480)        --             --
  Other................................................        5,798         --             --             --
                                                         -------------  -------------  -------------  -------------
Net cash provided (used) by operating activities.......        6,069          4,635         (3,031)         2,488
CASH FLOW FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment..............       (1,898)          (635)          (894)        (2,278)
Proceeds from sale of property, plant and equipment....       --             --                237         --
Proceeds from sale of divisions........................        2,406         --                244         --
Deferred computer costs................................         (554)          (256)          (765)          (476)
                                                         -------------  -------------  -------------  -------------
Net cash used by investing activities..................          (46)          (891)        (1,178)        (2,754)
CASH FLOW FROM FINANCING ACTIVITIES
Net borrowings (payments) on revolving line of
 credit................................................       (6,061)        (4,409)         5,087          3,283
Principal payments on long-term obligations............         (867)          (369)          (324)          (345)
                                                         -------------  -------------  -------------  -------------
Net cash provided (used) by financing activities.......       (6,928)        (4,778)         4,763          2,938
                                                         -------------  -------------  -------------  -------------
Net increase (decrease) in cash and cash equivalents...         (905)        (1,034)           554          2,672
Cash and cash equivalents at beginning of period.......        1,939          1,034              0            554
                                                         -------------  -------------  -------------  -------------
Cash and cash equivalents at end of period.............    $   1,034      $       0      $     554      $   3,226
                                                         -------------  -------------  -------------  -------------
                                                         -------------  -------------  -------------  -------------
Supplemental cash flow information:
  Cash paid for interest...............................    $   2,973      $     585      $   2,977      $   4,564
  Cash paid for income taxes...........................    $     831      $      14      $     211      $     327

See Note 1 for significant non-cash transactions not reflected above.

  The accompanying notes are an integral part of these consolidated financial statements.

                                 ADIENCE, INC.
           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                                                                                          TOTAL
                                                                        RETAINED      FOREIGN                         SHAREHOLDERS'
                                             COMMON     ADDITIONAL      EARNINGS     CURRENCY     TREASURY               EQUITY
                                             STOCK    PAID-IN CAPITAL   (DEFICIT)   TRANSLATION    STOCK      ESOP      (DEFICIT)
                                             ------   ---------------   ---------   -----------   --------   ------   -------------
Balance at January 1, 1992.................  $ 300    $     --          $ (3,475)   $      584    $  (396)   $(2,151) $     (5,138)
  Net loss.................................   --            --           (29,857)       --          --         --          (29,857)
  Prepaid contribution to ESOP.............   --            --             --           --          --          818            818
  Foreign currency translation
   adjustment..............................   --            --             --             (500)     --         --             (500)
                                             ------          -------    ---------        -----    --------   ------   -------------
Balance at December 31, 1992...............    300          --           (33,332)           84       (396)   (1,333)       (34,677)
  Net loss -- pre-emergence................   --            --            (7,313)       --          --         --           (7,313)
  Prepaid contribution to ESOP.............   --            --             --           --          --          470            470
  Foreign currency translation
   adjustment..............................   --            --             --              (44)     --         --              (44)
                                             ------          -------    ---------        -----    --------   ------   -------------
  Balance at June 30, 1993 --
   pre-emergence...........................    300          --           (40,645)           40       (396)     (863)       (41,564)
  Adjustments for reorganization:
    Extraordinary gain on discharge of
     debt..................................     55            13,145      17,480        --          --         --           30,680
    Fresh start reporting adjustments......   --              10,896      23,165        --            396       863         35,320
    Issuance of New Common Stock...........   (255)             (141)      --           --          --         --             (396)
                                             ------          -------    ---------        -----    --------   ------   -------------
Balance at June 30, 1993 --
 post-emergence............................    100            23,900       --               40      --         --           24,040
  Net loss.................................   --            --           (14,367)       --          --         --          (14,367)
  Foreign currency translation
   adjustment..............................   --            --             --             (164)     --         --             (164)
                                             ------          -------    ---------        -----    --------   ------   -------------
Balance at December 31, 1993...............    100            23,900     (14,367)         (124)     --         --            9,509
  Net loss.................................   --            --           (20,775)       --          --         --          (20,775)
  Issuance of common stock.................      1                74       --           --          --         --               75
  Foreign currency translation
   adjustment..............................   --            --             --             (292)     --         --             (292)
                                             ------          -------    ---------        -----    --------   ------   -------------
Balance at December 31, 1994...............  $ 101    $       23,974    $(35,142)   $     (416)   $ --       $ --     $    (11,483)
                                             ------          -------    ---------        -----    --------   ------   -------------
                                             ------          -------    ---------        -----    --------   ------   -------------

The accompanying notes are an integral part of these consolidated financial statements.

                                 ADIENCE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

1.  BASIS OF PRESENTATION AND COMPANY REORGANIZATION

    On December 21, 1994, The Alpine Group, Inc. ("Alpine") acquired approximately 82% of the outstanding common stock, par value $.01 per share ("Adience Common Stock"), of Adience, Inc. ("Adience") from certain stockholders of Adience. Together with the approximately 4.9% of such shares already owned by Alpine, Alpine increased its ownership to approximately 86.9% of the outstanding shares of Adience Common Stock.

    As of December 21, 1994 Alpine and Information Display Technology, Inc. ("IDT"), a majority-owned subsidiary of Adience, entered into an Agreement and Plan of Merger, which provides for the merger of Alpine's information display group (a business segment of Alpine), comprised of Alpine/PolyVision, Inc. ("APV") and Posterloid Corporation ("Posterloid"), with and into two separate wholly-owned subsidiaries of IDT formed for the purpose of acquiring APV and Posterloid. Subsequent to the merger, Alpine intends to distribute a majority of its ownership in the information display group, consisting of IDT, APV and Posterloid to its stockholders. The distribution is expected to be completed in the next six months. As a result of the planned distribution, Adience's consolidated financial statements and notes thereto have been reclassified to reflect the operations of IDT as discontinued for the fiscal year ended December 31, 1992, the six months ended June 30 and December 31, 1993 and the fiscal year ended December 31, 1994. The investment in IDT has been reflected as "Net assets of discontinued operations." The results of operations for IDT are presented in the Consolidated Statements of Operations under the caption "Loss from discontinued operations" (see Note 9).

    The accompanying consolidated financial statements of Adience do not reflect any adjustments related to the allocation of the Alpine purchase price to assets and liabilities based upon their estimated fair values as of the date of acquisition, except for the writedown of the investment in IDT.

    Adience has experienced continued losses from continuing operations (before reorganization items) both pre- and post-emergence under Chapter 11. The continued viability of Adience is dependent upon, among other factors, the ability to generate sufficient cash from operations, financing, or other sources that will meet ongoing obligations over a sustained period. Management has formulated the outline of a strategic plan with the following objectives: streamline manufacturing operations, eliminate duplicative costs, discontinue unprofitable product lines, improve marketing efforts and develop and introduce new products. Management believes that the successful implementation of this plan will enable Adience to continue as a going concern for a reasonable period. In addition, in conjunction with the acquisition of Adience by Alpine, Alpine has committed to provide Adience up to $3 million for the twelve months ended December 31, 1995, to achieve its strategic plan. There can be no assurance however, that such activities will achieve the intended improvement in results of operations or financial position.

    A Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Prepackaged Plan") was filed by Adience and the Unofficial Committee of Noteholders of Adience on February 22, 1993. The Prepackaged Plan was confirmed by the United States Bankruptcy Court for the Western District of Pennsylvania on May 4, 1993 and consummated on June 30, 1993.

    The Prepackaged Plan provided for a restructuring of Adience's capital structure and allowed the holders of $66 million aggregate principal amount of Adience's 15% Senior Subordinated Reset Notes ("Old Reset Notes") to exchange them for $49 million aggregate principal amount of new 11% Senior Secured Notes ("New Secured Notes") due June 15, 2002, plus common stock representing 55% of the outstanding common stock of Adience. The Prepackaged Plan included forgiveness of accrued interest totaling approximately $8.8 million. The value of the cash and securities distributed was $17.5 million less than the allowed claims with the resultant gain recorded as an extraordinary gain.

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

    Neither Adience Canada, Inc. ("Adience Canada"), a wholly-owned subsidiary, or IDT, a majority-owned subsidiary of Adience, guarantee the new 11% Notes issued by Adience under the reorganization plan. The new Notes are secured by a lien on all the assets of Adience, including the stock of IDT.

    Adience Canada and IDT did not file plans of reorganization.

    The sum of allowed claims plus post petition liabilities exceeded the reorganization value of the assets of Adience immediately before the date of consummation. Also, Adience experienced a change in control as pre-reorganization holders of common stock received less than 50% of the new common stock issued pursuant to the Prepackaged Plan. AICPA SOP 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code ("SOP 90-7"), requires that under these circumstances, a new reporting entity is created and assets and liabilities should be recorded at their fair values. This accounting treatment is referred to as "fresh start reporting". Adience's basis of accounting for financial reporting purposes changed on June 30, 1993 as a result of applying SOP 90-7. Specifically, application of SOP 90-7 required the adjustment of Adience's assets and liabilities to reflect a reorganization value generally approximating the fair value of Adience as a going concern on an unleveraged basis, the elimination of its retained deficit, and adjustments to its capital structure to reflect consummation of the Prepackaged Plan. Fresh start reporting was not adopted by Adience Canada or IDT.

    Adience applied SOP 90-7 in preparing its consolidated balance sheet as of June 30, 1993. The balance sheet became the opening balance sheet for Adience, Inc., as reorganized, on July 1, 1993. The consolidated statements of operations and cash flows after June 30, 1993 are not comparable to the respective financial statements prior to such date, and the consolidated results of operations for the six months ended June 30, 1993 and the six months ended December 31, 1993 have therefore not been aggregated.

    Reorganization value at the June 30, 1993 consummation date was determined by management with the assistance of independent advisors. The methodology employed involved estimation of enterprise value (i.e., the market value of Adience's debt and shareholders' equity), taking into account a discounted cash flow analysis, as well as the capitalization of earnings and cash flow approaches. The discounted cash flow analysis was based on five-year cash flow projections prepared by management.

    The five-year cash flow projections were based on estimates and assumptions about circumstances and events that have not yet taken place. Such estimates and assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the corporation, including, but not limited to, those with respect to the future course of Adience's business activity. Accordingly, there will usually be differences between projections and actual results because events and circumstances frequently do not occur as expected; and those differences may be material. The assumptions included: a rate of sales growth of approximately 2.5% per annum in excess of the anticipated rate of inflation; an increase in selling, general and administrative expenses, after adjustment for non-recurring items, in line with the rate of sales growth; operating profit margins for each of the five years being approximately equal to one half of the average annual operating profit margins achieved during the most recent profitable period of 1988-1990; and effective tax rates of 33%.

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

    At June 30, 1993, the adjustment to record confirmation of the plan of $23 million was allocated to assets and liabilities as follows:

Inventories.......................................................  $   1,287
Property, plant and equipment.....................................     19,448
Reorganization value in excess of amounts allocable to
 identifiable assets..............................................     18,329
Intangible assets.................................................     (3,032)
Deferred income taxes.............................................     (1,108)
Additional paid-in capital........................................    (10,896)
Prepaid contribution to employee stock ownership plan.............       (863)
                                                                    ---------
                                                                    $  23,165
                                                                    ---------
                                                                    ---------

    Current assets and liabilities were recorded at fair value. Property, plant and equipment was recorded at reorganization value, which approximated fair value in continued use, based on an independent appraisal. In addition, under SOP 90-7, the long-term debt was recorded at present values on June 30, 1993. The resulting unamortized discount is being accreted to interest expense over the term of the Adience Senior Notes (See Note 7).

    Based on the allocation of equity value in conformity with SOP 90-7, the portion of the equity value which was not attributed to specific tangible or identifiable intangible assets of reorganized Adience of $18,329 was reported as "reorganization value in excess of amounts allocable to identifiable assets". This value was initially being amortized on a straight line basis in equal annual amounts over 9 years. On a quarterly basis, management evaluates the recoverability of the unamortized portion of the reorganization value in excess of amounts allocable to identifiable assets by comparing actual cash flows with the projected cash flows used to arrive at the reorganization value. When and if a material difference exists, management will reevaluate whether the assumptions made in the preparation of the projected cash flows are still reasonable. If management is of the opinion that new projected cash flows are required and that a permanent impairment of the remaining reorganization value has occurred, a reduction of some or all of the unamortized value is immediately recognized.

    In the fourth quarter of 1993, Adience recorded a charge of $8 million to reduce the recorded reorganization value in excess of amounts allocable to identifiable assets based on management's comparison of actual cash flows post-emergence through December 31, 1993, with the projected cash flows used to arrive at the reorganization value. This comparison resulted in the preparation of new cash flow projections, which in turn led Adience to the conclusion that permanent impairment of the reorganization value had occurred and that an immediate reduction of approximately 50% of the remaining unamortized value should be recognized. This special charge increased the net loss for the six months ended December 31, 1993 by $8 million or $.80 per share. No further reduction to the reorganization value in excess of amounts allocable to identifiable assets was deemed necessary during 1994. At December 31, 1993 and 1994, accumulated amortization was approximately $9,011 and $10,064, respectively.

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

    The effect of the plan of reorganization and the adoption of the provisions of SOP 90-7 in Adience's consolidated balance sheet as of June 30, 1993 was as follows:

                                 ADIENCE, INC.
                          CONSOLIDATING BALANCE SHEET
                              AS OF JUNE 30, 1993
                                   UNAUDITED

                                                                              ADJUSTMENTS TO RECORD CONFIRMATION OF THE PLAN
                                                      ADIENCE, INC.           ----------------------------------------------
                                                   (DEBTOR-IN-POSSESSION)                     DR(CR)
                                                     PRE-CONFIRMATION           DEBT         EXCHANGE
                                                      BALANCE SHEET           DISCHARGE      OF STOCK         FRESH START
                                                   --------------------       ---------      --------      -----------------
Assets
Current Assets:
  Cash and cash equivalents..................                  $(2,219)
  Short-term investments (certificate of
   deposit)..................................                      258
  Accounts receivable, less allowance
   (1993-$1,592).............................                   14,111
  Intercompany accounts receivable
   (payable).................................                   (2,631)
  Inventories................................                   13,879                                           $     1,287(3)
  Costs and estimated earnings in excess of
   billings on uncompleted contracts.........                    1,101
  Income tax receivable......................                        0
  Prepaid expenses, deposits and other.......                    1,038                                               (80)(3)
  Deferred income taxes......................                     (921)                                                1,359(3)
                                                               -------        ---------      --------               --------
    Total current assets.....................                   24,616                                                 2,566
                                                               -------        ---------      --------               --------
Net assets held for disposition..............
Deferred income taxes........................                     (222)
Investment in subsidiaries...................                   19,118
Property, plant and equipment
  Land.......................................                      823                                                 1,730
  Buildings..................................                    7,120                                                 2,730
  Machinery and equipment....................                    8,954                                                10,082
                                                               -------        ---------      --------               --------
                                                                16,897                                                14,542
  Less allowances for depreciation...........                    4,906                                                 4,906
                                                               -------        ---------      --------               --------
                                                                11,991                                                19,448(3)
Other assets.................................                    7,020                                                (2,952)(3)
Reorganization value in excess of amounts
 allocable to identifiable assets............                        0                                                18,329(3)
                                                               -------        ---------      --------               --------
    Total assets.............................                  $62,523                                           $    37,391
                                                               -------        ---------      --------               --------
                                                               -------        ---------      --------               --------


                                                    ADIENCE,
                                                      INC.
                                                   REORGANIZED                    CONSOLIDATED
                                                    BALANCE         ADIENCE         ELIMIN          ADIENCE, INC.
                                                     SHEET           CANADA         DR(CR)           CONSOLIDATED
                                                   ----------       --------      -----------       --------------
Assets
Current Assets:
  Cash and cash equivalents..................        $(2,219)         $  35         $  2,184           $      0
  Short-term investments (certificate of
   deposit)..................................            258                                                258
  Accounts receivable, less allowance
   (1993-$1,592).............................         14,111          2,949                              17,060
  Intercompany accounts receivable
   (payable).................................         (2,631)           827            1,804                  0
  Inventories................................         15,166            932                              16,098
  Costs and estimated earnings in excess of
   billings on uncompleted contracts.........          1,101            259                               1,360
  Income tax receivable......................              0            223                                 223
  Prepaid expenses, deposits and other.......            958            411                4              1,373
  Deferred income taxes......................            438              0                                 438
                                                   ----------       --------      -----------       --------------
    Total current assets.....................         27,182          5,636            3,992             36,810
                                                   ----------       --------      -----------       --------------
Net assets held for disposition..............                                         11,833             11,833
Deferred income taxes........................           (222)             2              220                  0
Investment in subsidiaries...................         19,118                         (19,118)                 0
Property, plant and equipment
  Land.......................................          2,553             55                               2,608
  Buildings..................................          9,850            629                              10,479
  Machinery and equipment....................         19,036          1,931                              20,967
                                                   ----------       --------      -----------       --------------
                                                      31,439          2,615                              34,054
  Less allowances for depreciation...........              0          1,775                               1,775
                                                   ----------       --------      -----------       --------------
                                                      31,439            840                              32,279
Other assets.................................          4,068            720                               4,788
Reorganization value in excess of amounts
 allocable to identifiable assets............         18,329                                             18,329
                                                   ----------       --------      -----------       --------------
    Total assets.............................        $99,914          $7,198        $ (3,073)          $104,039
                                                   ----------       --------      -----------       --------------
                                                   ----------       --------      -----------       --------------

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

                                 ADIENCE, INC.
                          CONSOLIDATING BALANCE SHEET
                              AS OF JUNE 30, 1993
                                   UNAUDITED

                                                                         ADJUSTMENTS TO RECORD CONFIRMATION OF THE PLAN
                                                      ADIENCE, INC.     ------------------------------------------------
                                                      PRE-CONFIRMATION                  DR(CR)
                                                      (DEBTOR-IN-POSSESSION)   DEBT    EXCHANGE
                                                      BALANCE SHEET     DISCHARGE      OF STOCK          FRESH START
                                                      --------------    ---------      ---------          ----------
Liabilities and shareholders' equity (deficit)
Liabilities not subject to compromise:
Current liabilities:
  Revolving lines of credit.....................            $ 1,914
  Current portion of long term obligations......                834
  Accounts payable..............................              6,759
  Salaries, wages and withholdings..............                583
  Payable to former shareholder.................                553
  Accrued expenses..............................              2,945     $    450 (1)
  Billings in excess of costs and estimated
   earnings on uncompleted contracts............                321
  Accrued workers' compensation.................              6,076
  Accrued interest..............................                  0       (2,924 )(1)
  Income tax payable............................              1,549
  Deferred income taxes.........................                  0
                                                            -------     ---------      ---------                --------
    Total current liabilities...................             21,534       (2,474 )
Payable to former shareholder...................              3,291
Long term obligations...........................              1,531
Deferred income taxes...........................                 (2)                                        $     (2,467)(3)
Liabilities subject to compromise:
  Old Senior Subordinated Reset Notes...........             65,975       65,975 (1)
  Accrued interest..............................             11,758       11,758 (1)
  New Senior Secured Notes......................                  0      (44,579 )(1)
Shareholders' equity (deficit):
  Old common stock, $.015 par value; authorized
   20,000,000 shares; issued 13,400,000
   shares.......................................                300                    $    300 (2)
  New common stock, $.01 par value; authorized
   20,000,000 shares; issued and outstanding
   10,000,000 shares............................                  0          (55 )(1)       (45 )(2)
  Additional paid in capital....................                  0      (13,145 )(1)       141 (2)              (10,896)(3)
  Retained (deficit) earnings...................            (40,689)     (17,480 )(1)                            (23,165)(3)
  Foreign currency translation..................                 84
                                                            -------     ---------      ---------                --------
                                                            (40,305)     (30,680 )          396                  (34,061)
Less:
  3,400,000 shares of common stock in treasury,
   at cost......................................               (396)                       (396 )(2)
  Prepaid contribution to employee stock
   ownership plan (ESOP)........................               (863)                                                (863)(3)
                                                            -------     ---------      ---------                --------
    Total shareholders' equity (deficit)........            (41,564)     (30,680 )            0                  (34,924)
                                                            -------     ---------      ---------                --------
    Total liabilities and shareholders' equity
     (deficit)..................................            $62,523     $      0       $      0             $    (37,391)
                                                            -------     ---------      ---------                --------
                                                            -------     ---------      ---------                --------


                                                  ADIENCE, INC.                  CONSOLIDATED
                                                   REORGANIZED       ADIENCE       ELIMIN       ADIENCE, INC.
                                                  BALANCE SHEET      CANADA        DR(CR)        CONSOLIDATED
                                                  --------------    ---------    ----------     --------------
Liabilities and shareholders' equity (deficit)
Liabilities not subject to compromise:
Current liabilities:
  Revolving lines of credit.....................  $       1,914       $            $(2,184)        $  4,098
  Current portion of long term obligations......            834                                         834
  Accounts payable..............................          6,759          837                          7,596
  Salaries, wages and withholdings..............            583           98                            681
  Payable to former shareholder.................            553                                         553
  Accrued expenses..............................          2,495          370                          2,865
  Billings in excess of costs and estimated
   earnings on uncompleted contracts............            321          351                            672
  Accrued workers' compensation.................          6,076                                       6,076
  Accrued interest..............................          2,924                                       2,924
  Income tax payable............................          1,549                                       1,549
  Deferred income taxes.........................              0           51                             51
                                                        -------     ---------    ----------     --------------
    Total current liabilities...................         24,008        1,707        (2,184)          27,899
Payable to former shareholder...................          3,291                                       3,291
Long term obligations...........................          1,531                                       1,531
Deferred income taxes...........................          2,465           14          (220)           2,699
Liabilities subject to compromise:
  Old Senior Subordinated Reset Notes...........              0                          0
  Accrued interest..............................              0                          0
  New Senior Secured Notes......................         44,579                                      44,579
Shareholders' equity (deficit):
  Old common stock, $.015 par value; authorized
   20,000,000 shares; issued 13,400,000
   shares.......................................              0           10            10                0
  New common stock, $.01 par value; authorized
   20,000,000 shares; issued and outstanding
   10,000,000 shares............................            100                                         100
  Additional paid in capital....................         23,900                                      23,900
  Retained (deficit) earnings...................            (44)       5,467         5,423                0
  Foreign currency translation..................             84                         44               40
                                                        -------     ---------    ----------     --------------
                                                         24,040        5,477         5,477           24,040
Less:
  3,400,000 shares of common stock in treasury,
   at cost......................................              0                                           0
  Prepaid contribution to employee stock
   ownership plan (ESOP)........................              0                          0
                                                        -------     ---------    ----------     --------------
    Total shareholders' equity (deficit)........         24,040        5,477         5,477           24,040
                                                        -------     ---------    ----------     --------------
    Total liabilities and shareholders' equity
     (deficit)..................................  $      99,914       $7,198       $ 3,073         $104,039
                                                        -------     ---------    ----------     --------------
                                                        -------     ---------    ----------     --------------

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

    The following entries record the provisions of the Plan and the adoption of fresh start reporting:

                                                                                                        DEBIT      CREDIT
                                                                                                      ---------  -----------
      (1)  RECORD DEBT DISCHARGE:
           Accrued expenses.........................................................................        450
           Liabilities subject to compromise:
             Old Senior Subordinated Reset Notes....................................................     65,975
             Accrued interest.......................................................................     11,758
           Discount on New Senior Secured Notes.....................................................      4,500
             New Senior Secured Notes...............................................................                 49,079
             Accrued interest.......................................................................                  2,924
             New common stock.......................................................................                     55
             Additional paid-in capital.............................................................                 13,145
             Gain on debt discharge.................................................................                 17,480

      (2)  RECORD EXCHANGE OF STOCK FOR STOCK:
           Old common stock.........................................................................        300
           Additional paid-in capital...............................................................        141
             New common stock.......................................................................                     45
             Treasury stock.........................................................................                    396

      (3)  RECORD ASSETS AND LIABILITIES AT FAIR VALUE UNDER FRESH START REPORTING AND ELIMINATE
           RETAINED DEFICIT:
           Inventories..............................................................................      1,287
           Deferred income taxes....................................................................      1,359
           Property, plant and equipment............................................................     19,448
           Reorganization value in excess of amounts allocable to identifiable assets...............     18,329
             Prepaid expenses, deposits and other...................................................                     80
             Other assets...........................................................................                  2,952
             Deferred income taxes..................................................................                  2,467
             Retained deficit.......................................................................                 23,165
             Additional paid-in capital.............................................................                 10,896
             Prepaid ESOP contribution..............................................................                    863

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

    The consolidated financial statements include the accounts of Adience and Adience Canada. All material intercompany accounts and transactions have been eliminated from the consolidated financial statements.

    The accounts of IDT are included in the consolidated balance sheets under the caption "Net assets of discontinued operations." The intercompany payable to IDT is separately disclosed in the accompanying balance sheets since the right of offset does not exist between the companies (see Note 1).

CASH FLOW REPORTING

    Cash and cash equivalents include all highly liquid investments with a maturity of three months or less.

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVENTORIES

    Inventories are stated at the lower of cost or market with cost determined on the first-in, first-out (FIFO) or average cost method. Inventories consist primarily of raw materials of $4,474 and $3,197, work-in-process of $2,088 and $1,643 and finished goods of $8,650 and $4,977 at December 31, 1993 and 1994, respectively.

REVENUE RECOGNITION

    Approximately 48% of 1992, 34% of the six months ended June 30, 1993, 51% of the six months ended December 31, 1993 and 42% of 1994 revenues were recorded on the percentage of completion method of accounting, measured on the basis of costs incurred to estimated total costs which approximates contract performance to date. Provisions for losses on uncompleted contracts are made if it is determined that a contract will ultimately result in a loss.

    Substantially all remaining revenue is comprised of direct product shipments to customers and short duration refractory material sales, installation and maintenance work, which are recorded as revenue when shipped and/or installed.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment was stated at cost. In conjunction with the adoption of fresh start reporting, all property, plant and equipment was adjusted to reflect reorganization value, which approximates fair value in continued use, based on an independent appraisal. Improvements to existing equipment that materially extend the life of properties are capitalized as incurred.

    Expenditures for normal maintenance and repairs are charged to expense as incurred and amounted to $4,174 in 1992, $2,010 for the six months ended June 30, 1993, $2,292 for the six months ended December 31, 1993 and $4,139 in 1994. Depreciation expense is computed using the straight-line method based upon the estimated useful lives of the respective assets. Amortization of assets under capital leases is included in depreciation expense.

GOODWILL

    Goodwill resulting from acquisitions accounted for on the purchase method of accounting, was being amortized over 15 to 40 years on the straight-line method. Goodwill relating to domestic acquisitions was written off in conjunction with fresh start reporting. Remaining goodwill will be amortized over 15 years.

REORGANIZATION VALUE IN EXCESS OF AMOUNTS ALLOCABLE TO IDENTIFIABLE ASSETS

    Reorganization value in excess of amounts allocable to identifiable assets is amortized on a straight-line basis over its estimated useful life (see Note
1).

INCOME TAXES

    Deferred income taxes are recorded to reflect certain items of income and expense recognized in different periods for financial reporting and tax purposes. Adience accounts for income taxes in accordance with the liability method.

    In 1992, Adience adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109), which requires an asset and liability approach in accounting for income taxes. Prior to 1992, Adience applied the provisions of SFAS No. 96. There was no cumulative effect for this change in accounting principle as of January 1, 1992. However, as of December 31, 1993 and December 31, 1994, a deferred asset was recognized and an offsetting valuation reserve has been established for carryforwards not meeting the "more likely than not" criterion under SFAS No. 109.

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FINANCIAL INSTRUMENTS

    The fair values of financial instruments approximate their recorded values as of December 31, 1993 and 1994.

CONCENTRATIONS OF CREDIT RISK

    Adience's products are sold and revenues are derived from companies in diversified industries. Credit is extended to customers based upon an evaluation of the customers' financial condition and generally collateral is not required. At December 31, 1993 and December 31, 1994, accounts receivable from customers in the steel and steel-related industries total approximately $9,548 and $9,054, respectively. Credit losses relating to customers in the steel and steel-related industries have been within management's expectations.

RECLASSIFICATIONS

    Certain items in the December 31, 1992, June 30, 1993 and December 31, 1993 financial statements have been reclassified and restated to conform with changes in classification adopted and required in 1994.

EARNINGS PER COMMON SHARE

    Earnings per common share is computed by dividing income or loss by the weighted average number of shares outstanding. Earnings per share for pre-emergence periods is not presented since such information is not comparable with post-emergence earnings per share.

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

3.  PRO FORMA RESULTS OF OPERATIONS (UNAUDITED)
    The following consolidating pro forma statement of operations reflects the financial results of Adience as if the reorganization had been effective January 1, 1993:

                                 ADIENCE, INC.
                CONSOLIDATING PRO FORMA STATEMENT OF OPERATIONS

                                                                           ADIENCE
                                                                          PRO FORMA                   PRO FORMA
                                                PRO FORMA ADJUSTMENTS       INCOME      ADIENCE     ADIENCE, INC.
                                   ADIENCE    --------------------------  STATEMENT     CANADA       CONSOLIDATED
                                   12/31/93      DEBIT         CREDIT      12/31/93    12/31/93        12/31/93
                                  ----------  ------------  ------------  ----------  -----------  ----------------
Net revenues....................  $   85,833                              $   85,833   $  13,170      $   99,003
Costs and expenses:
  Cost of revenues..............      73,720  $     571(1)                    74,291       9,987          84,278
  Selling, general and
   administrative...............      17,184                $     145(1)      17,039       2,628          19,667
  Amortization of intangible
   asset........................       9,011                                   9,011                       9,011
                                  ----------  ------------     ------     ----------  -----------       --------
                                      99,915        571           145        100,341      12,615         112,956
                                  ----------  ------------     ------     ----------  -----------       --------
Operating (loss) profit.........     (14,082)                                (14,508)        555         (13,953)
Other income (expense):
  Interest and other income.....         770                                     770          90             860
  Interest expense..............      (6,051)     1,297(2)                    (7,348)         (1)         (7,349)
                                  ----------  ------------     ------     ----------  -----------       --------
                                      (5,281)     1,297             0         (6,578)         89          (6,489)
                                  ----------  ------------     ------     ----------  -----------       --------
(Loss) income from continuing
 operations before
 reorganization items and income
 taxes..........................     (19,363)                                (21,086)        644         (20,442)
Reorganization items:
  Professional fees.............        (848)                     848(3)           0                           0
  Write-off of unamortized debt
   discount.....................        (455)                     455(3)           0                           0
  Write-off of unamortized loan
   fees.........................      (2,065)                   2,065(3)           0                           0
  Adjust accounts to fair
   value........................      23,165     23,165(3)                         0                           0
                                  ----------  ------------     ------     ----------  -----------       --------
                                      19,797     23,165         3,368              0           0               0
                                  ----------  ------------     ------     ----------  -----------       --------
Income (loss) from continuing
 operations before income
 taxes..........................         434                                 (21,086)        644         (20,442)
Income taxes (benefit)..........        (926)                                   (926)        378            (548)
                                  ----------  ------------     ------     ----------  -----------       --------
Income (loss) from continuing
 operations.....................  $    1,360  $  25,033     $   3,513     $  (20,160)  $     266      $  (19,894)
                                  ----------  ------------     ------     ----------  -----------       --------
                                  ----------  ------------     ------     ----------  -----------       --------

------------------------
(1) Reflects a six month impact of additional depreciation expense resulting from the write-up of property, plant and equipment and the reduction of goodwill amortization which was written off in conjunction with fresh start reporting.

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

3.  PRO FORMA RESULTS OF OPERATIONS (UNAUDITED) (CONTINUED)

(2)  Interest expense on reorganized long-term debt.

(3)  Elimination  of  the  effect  of  non-recurring  reorganization  items   on
     operations.

4.  CONTRACTS IN PROGRESS
    The status of contract costs on uncompleted construction contracts was as follows:

                                                                     COSTS AND ESTIMATED   BILLINGS IN EXCESS
                                                                     EARNINGS IN EXCESS       OF COSTS AND
                                                                         OF BILLINGS       ESTIMATED EARNINGS     TOTAL
                                                                    ---------------------  -------------------  ---------
December 31, 1993:
Costs and estimated earnings......................................        $     352             $     138       $     490
Billings..........................................................               24                   288             312
                                                                              -----                 -----       ---------
                                                                          $     328             $     150       $     178
                                                                              -----                 -----       ---------
                                                                              -----                 -----       ---------
December 31, 1994:
Costs and estimated earnings......................................        $     460             $     102       $     562
Billings..........................................................               17                   168             185
                                                                              -----                 -----       ---------
                                                                          $     443             $      66       $     377
                                                                              -----                 -----       ---------
                                                                              -----                 -----       ---------

5.  OTHER ASSETS
    Included in other assets are the following:

                                                                                       DECEMBER 31,   DECEMBER 31,
                                                                                           1993           1994
                                                                                       -------------  -------------
Notes receivable from former shareholder (Note 10)...................................    $     669      $  --
Notes receivable from sale of discontinued operations and other (Note 9).............          155         --
Goodwill and organization costs......................................................          609            931
Loan origination fees................................................................          705            624
Investments..........................................................................          376            397
Pension asset........................................................................          780            823
Deferred computer costs..............................................................          667            840
Cash surrender value of life insurance policies......................................           15             15
Other................................................................................          199            236
                                                                                            ------         ------
                                                                                         $   4,175      $   3,866
                                                                                            ------         ------
                                                                                            ------         ------

                                 ADIENCE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

6.  LINES OF CREDIT
    On the consummation date of the plan of reorganization, June 30, 1993, Adience entered into a financing agreement with Congress Financial Corporation ("Congress") that had a renewal date of June 30, 1994 (the "Renewal Date"). Certain revisions were made to the terms of the agreement during 1994 and 1995, including the extension of the Renewal Date to June 30, 1996. The facility remains in effect year to year thereafter, unless terminated upon sixty days written notice by either party on the anniversary of the Renewal Date in any year. Under the revised agreement, Adience may request loan advances not to exceed the lesser of $14 million or available collateral (85% of eligible accounts receivable less than 90 days, 50% of eligible bagged inventory plus 30% of eligible raw material and finished goods inventory which does not constitute bagged inventory). The loan is collateralized by accounts receivable, inventory, fixed assets, intangible assets and Adience's shares of IDT. In addition, IDT has guaranteed the Adience line of credit and has pledged as collateral its own accounts receivable, inventory and equipment. The interest rate on the loan is 2.5% over the prime rate (effective rate of 11% at December 31, 1994). At December 31, 1994, Adience had borrowed $12,468 under the credit facility including checks in transit of $1,689.

    In addition, IDT entered into a financing agreement with Congress, that expires June 30, 1995. The facility remains in effect year to year thereafter, unless terminated upon sixty days written notice by either party on the anniversary of the Renewal Date in any year. If the Congress facility is not renewed or if alternate financing is not obtained, management believes that IDT will be able to generate sufficient cash flow from operations to meet its working capital needs. Certain revisions were also made to the terms of the agreement during 1994. Under the revised agreement, IDT may request loan advances not to exceed the lesser of $5 million or available collateral (85% of eligible accounts receivable less than 90 days plus 30% of eligible raw material and finished goods inventory). The loan is collateralized by accounts receivable, inventory and fixed assets. Adience guarantees IDT's debt to Congress. The interest rate on the loan is 2.5% over the prime rate. At December 31, 1994, IDT had borrowed $800 under the credit facility. Letters of credit issued under the facility totaled $700 at December 31, 1994, which reduced the availability under the financing arrangement in a like amount.

    Alpine intends to pursue a long-term financing in 1995 to refinance the Adience existing credit line, as well as for other purposes as deemed appropriate (see Note 7).

    Both Adience and IDT pay commitment fees on the unused portion of their credit facility of 0.5% per annum. Under the terms of the financing agreements, both companies are required to maintain certain financial ratios and meet other financial conditions. The agreements do not allow the companies to incur additional indebtedness, pay cash dividends, make certain investments, advances or loans and limits annual capital expenditures. As of December 31, 1994, Adience and IDT were in compliance with the covenants of their respective agreements. Adience's ability to continue to comply with such conditions is dependent upon Adience's ability to achieve specified levels of sales, profitable operations and borrowing availability. Waivers or amendments may be required in the future to ensure compliance. Inability to achieve compliance in the future could affect Adience's access to further borrowings or require it to secure additional capital by other means.

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

7.  LONG-TERM OBLIGATIONS
    Long-term obligations consisted of the following:

                                                                             DECEMBER 31,  DECEMBER 31,
                                                                                 1993          1994
                                                                             ------------  ------------
Senior Secured Notes due 2002, interest at 11%                                $   49,079    $   49,079
Capital lease obligations..................................................          745           587
Notes payable with monthly installments of principal interest of $22
 through December 1997, interest at 10%....................................          836           653
Other (interest ranges from 10% to 13%)....................................          560           556
                                                                             ------------  ------------
                                                                                  51,220        50,875
Less: current portion......................................................          759           662
                                                                             ------------  ------------
                                                                                  50,461        50,213
Discount on New Senior Secured Notes                                               4,250         3,763
                                                                             ------------  ------------
                                                                              $   46,211    $   46,450
                                                                             ------------  ------------
                                                                             ------------  ------------

    In connection with the Plan of Reorganization, $49,079 of Adience Senior Secured Notes with an annual interest rate of 11% (the "Adience Senior Notes") were issued under an indenture agreement dated as of June 30, 1993. The Adience Notes are redeemable at the option of Adience after December 15, 1997. The Adience Notes are not guaranteed by the subsidiaries of Adience. The Adience Notes are secured by a lien on all the assets of Adience, including the stock of IDT.

    Adience, on a consolidated basis, has agreed to certain restrictive covenants which are customary for such financings including, among other things, limitations on additional indebtedness, limitations on asset sales and restrictions on the payment of dividends.

    As part of Alpine's acquisition of Adience, Alpine entered into a debt exchange agreement, dated as of October 11, 1994, as amended (the "Debt Exchange Agreement"), with the holders of approximately 90% in principal amount of the Adience Senior Notes, pursuant to which Alpine has the option to cause such holders to exchange their Adience Senior Notes, in the principal amount of $44 million plus accrued interest, for a combination of approximately $35.3 million in cash and other non-cash consideration. If the exchange does not occur prior to June 30, 1995, the Debt Exchange Agreement may be terminated by either Alpine or the Adience Senior Note holders. The Debt Exchange Agreement also allows Adience to defer the December 15, 1994 and June 15, 1995 interest payments due to such holders of the Adience Senior Notes until the date the debt exchange occurs, or if such debt exchange does not occur, then all accrued interest will be due on December 15, 1995.

    Alpine intends to pursue a long-term financing in 1995 to provide for the redemption at a discount of the Adience Senior Notes.

    Principal maturities of long-term obligations are as follows:

1995.......................................................  $     662
1996.......................................................        540
1997.......................................................        428
1998.......................................................        122
1999.......................................................         44
Thereafter.................................................     49,079
                                                             ---------
                                                             $  50,875
                                                             ---------
                                                             ---------

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

7.  LONG-TERM OBLIGATIONS (CONTINUED)
Property, plant and equipment at December 31, 1993 and 1994 includes equipment, automobiles and trucks under capital leases with a net book value of $1,497 and $1,370, respectively. During the year ended 1993, the six months ended June 30 and December 31, 1993, and the year ended 1994 Adience incurred capital lease obligations of $524, $90, $309 and $265, respectively.

8.  OPERATING LEASES
    Adience leases certain buildings, machinery, and equipment under both short- and long-term lease arrangements. Future minimum lease commitments under non-cancelable operating leases are not significant. Rental expense relating to such leases was approximately $1,600 in 1992, $800 for the six months ended June 30, 1993, $1,000 for the six months ended December 31, 1993 and $1,900 in 1994.

9.  DISCONTINUED OPERATIONS
    Alpine and IDT entered into an Agreement and Plan of Merger, dated as of December 21, 1994, which provides for the merger of two of Alpine's subsidiaries, APV and Posterloid, with and into two separate wholly-owned subsidiaries of IDT formed for the purpose of acquiring APV and Posterloid (the "IDT Merger") (see Note 1). After the IDT Merger, Alpine intends to distribute to its stockholders, or otherwise dispose of a substantial portion of IDT common stock owned by Alpine.

    In connection with the IDT Merger and Distribution, Adience's consolidated financial statements and notes thereto have been reclassified to reflect the operations of IDT as discontinued. In conjunction with this treatment, the Company recorded a non-cash charge of $3,339 to write-down the investment in IDT to estimated fair market value. The impact of the write-down on 1994 earnings was $0.33 per share.

    Net assets of discontinued operations consist primarily of accounts receivable of $11,453 and $9,258, inventories of $3,438 and $3,812 and property, plant and equipment of $1,738 and $1,506 at December 31, 1993 and 1994, respectively. Accounts payable and accrued expenses include $5,204 and $5,885 at December 31, 1993 and 1994, respectively, related to IDT's operations.

    During 1992, Adience's Geotec operation was sold for approximately $1.1 million in cash and $1.2 million in notes receivable, after concluding that Geotec's operations no longer fit Adience's long-term strategic plans. In addition, Adience's Hotwork division, which provided preheating services to refractory maintenance companies, was sold during 1992 for $1.2 million in cash. During the six months ended June 30, 1993 and December 31, 1993, adjustments to the previously reported loss were made on these sales of approximately $400 and $84, respectively, which has been reflected as an additional loss on the disposal of discontinued operations in the consolidated statements of operations.

    In November 1991, Adience sold its wholly owned subsidiary, Energy Technology, Inc. ("Entec"), for approximately $6.5 million. In addition, during 1991, Adience sold certain assets and all of the businesses of its Texas operations ("Texops"), Chemsteel, Inc., and Ward Duct Connectors, Inc. During 1992, an adjustment to the previously reported gain was made on these sales of approximately $1.1 million, which has been reflected as an additional loss on disposal of discontinued operations in the consolidated statements of operations.

    The operating results of the discontinued operations are shown separately in the accompanying consolidated statements of operations. Net revenues of discontinued operations were $61,499, $23,740, $24,307 and $32,365 for the year ended December 31, 1992, the six months ended June 30 and December 31, 1993 and the year ended December 31, 1994, respectively.

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

10. RELATED PARTY TRANSACTIONS
    In connection with the plan of reorganization, Adience entered into a new multi-year agreement signed in 1994, to be effective as of October 1, 1992, with the former principal shareholder, Chairman of the Board and Chief Executive Officer and a severance compensation agreement with his son for a period of seven and five years, respectively. The present value of these payments has been reflected in "Reorganization items-other" and total approximately $4.8 million for the year ended December 31, 1992.

    Note receivable from the former principal shareholder of Adience (current portion included in "Prepaid expenses, deposits and other"; 1993--$515; long-term portion included in "Other assets"; 1993--$669) has been netted against amounts payable to the former principal shareholder in the accompanying December 31, 1994 consolidated balance sheet.

    Steib & Company, a New York general partnership, was granted options to purchase 1,275,000 shares of Company common stock as partial compensation for services to be performed under an advisory agreement with the Company. Steven S. Elbaum, a member of the Company's Board of Directors, is a general partner of Steib & Company. Total amounts paid during 1994 related to the advisory agreement amounted to $188.

    In connection with Alpine's acquisition of substantially all of Adience's common stock, Alpine purchased 5.8% of Adience's common stock from Steib & Company ("Steib"). Alpine reimbursed Steib & Company for costs incurred by Steib in connection with Steib's investment in the Adience common stock. In connection with these transactions, a three year advisory agreement between Adience and Steib was canceled, as was Steib's option to purchase 1,275,000 shares of Adience common stock.

11. RESEARCH AND DEVELOPMENT EXPENSE
    Adience incurred research and development expense of $1,191, $541, $541 and $1,102 for the year ended December 31, 1992, the six months ended June 30 and December 31, 1993 and year ended December 31, 1994, respectively.

12. INCOME TAXES
    (Loss)  income  from   continuing  operations  before   income  taxes,   and
extraordinary item consisted of:

                                        PRE-EMERGENCE                        POST-EMERGENCE
                             -----------------------------------  ------------------------------------
                                YEAR ENDED      SIX MONTHS ENDED  SIX MONTHS ENDED      YEAR ENDED
                             DECEMBER 31, 1992   JUNE 30, 1993    DECEMBER 31, 1993  DECEMBER 31, 1994
                             -----------------  ----------------  -----------------  -----------------
Domestic...................     $   (26,531)       $   15,864        $   (15,430)       $   (15,191)
Canadian...................             599               646                 (2)               684
                                   --------           -------           --------           --------
                                $   (25,932)       $   16,510        $   (15,432)       $   (14,507)
                                   --------           -------           --------           --------
                                   --------           -------           --------           --------

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

12. INCOME TAXES (CONTINUED)
    Federal,   foreign,  and  state  income  taxes  (benefits)  from  continuing operations consisted of the following:

                                               PRE-EMERGENCE                        POST-EMERGENCE
                                    -----------------------------------  ------------------------------------
                                       YEAR ENDED      SIX MONTHS ENDED  SIX MONTHS ENDED      YEAR ENDED
                                    DECEMBER 31, 1992   JUNE 30, 1993    DECEMBER 31, 1993  DECEMBER 31, 1994
                                    -----------------  ----------------  -----------------  -----------------
Current:
  Federal.........................      $  (3,105)        $   --             $  --              $  (4,297)
  Foreign.........................            338                261               113                345
  State...........................            200             --                   149             --
                                          -------            -------           -------            -------
    Total current.................         (2,567)               261               262             (3,952)
                                          -------            -------           -------            -------
Deferred:
  Federal.........................         (5,924)             4,215              (627)              (668)
  Foreign.........................             23             --                    38                (26)
  State...........................           (902)               504              (125)            --
  Reorganization valuation
   adjustment.....................         --                 (1,108)           --                 --
  Change in valuation allowance...          8,339             (3,612)             (356)             4,965
                                          -------            -------           -------            -------
    Total deferred................          1,536                 (1)           (1,070)             4,271
                                          -------            -------           -------            -------
    Total income tax provision
     (benefit)....................      $  (1,031)        $      260         $    (808)         $     319
                                          -------            -------           -------            -------
                                          -------            -------           -------            -------

    The effective income tax rate from continuing operations varied from the statutory federal income tax (benefit) rate as follows:

                                                        PRE-EMERGENCE                POST-EMERGENCE
                                                 ---------------------------  ----------------------------
                                                                 SIX MONTHS    SIX MONTHS
                                                  YEAR ENDED       ENDED          ENDED       YEAR ENDED
                                                 DECEMBER 31,     JUNE 30,    DECEMBER 31,   DECEMBER 31,
                                                     1992           1993          1993           1994
                                                 -------------  ------------  -------------  -------------
Statutory federal income tax rate..............      (34.0)%          35.0%       (35.0)%        (35.0)%
Increases (decreases):
  State income taxes, net federal tax
   benefit.....................................       (3.6)            1.5         --             --
  Effect on Canadian income taxes..............         0.6            0.1           1.0            2.2
  Change in valuation allowance................        33.1         (11.2)         (1.3)           31.2
  Amortization of reorganization value.........       --             --             21.4            2.5
  Other reorganization adjustments.............       --             (4.4)           9.9          --
  Provision recorded to reorganization value...       --             (3.3)         --             --
  Asset write-up for books.....................       --             (3.1)         --             --
  Non taxable debt discharge...................       --            (17.7)         --             --
  Reduction in NOL carryforward................       --               3.1         --             --
  Other items..................................       (0.1)            1.6         (1.2)            1.3
                                                     ------         ------        ------         ------
                                                      (4.0)%           1.6%        (5.2)%           2.2%
                                                     ------         ------        ------         ------
                                                     ------         ------        ------         ------

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

12. INCOME TAXES (CONTINUED)
    Deferred tax liabilities (assets) are comprised of the following at December 31, 1993 and December 31, 1994:

                                                                                     1993        1994
                                                                                  ----------  ----------
Property, plant and equipment...................................................  $    7,245  $    6,263
Pension accrual.................................................................         287         287
Accounting method change from LIFO..............................................         618         309
                                                                                  ----------  ----------
    Gross deferred tax liabilities..............................................       8,150       6,859
                                                                                  ----------  ----------
Inventory reserves..............................................................        (225)       (853)
Accrued commissions and labor costs.............................................      (4,041)     (2,829)
Bad debt reserve................................................................        (428)       (352)
State income & sales/use tax liability..........................................         (25)        (24)
Environmental liability.........................................................        (620)       (707)
IRS interest accrual............................................................        (400)       (400)
Inventory Section 263A costs....................................................        (214)       (214)
NOL carryforwards...............................................................      (5,274)     (9,604)
Foreign tax credits.............................................................        (543)       (510)
Minimum tax credits.............................................................        (402)       (402)
Other...........................................................................        (144)       (101)
                                                                                  ----------  ----------
    Gross deferred tax assets...................................................     (12,316)    (15,996)
Valuation allowance.............................................................       5,400      10,365
                                                                                  ----------  ----------
Net deferred tax liability......................................................  $    1,234  $    1,228
                                                                                  ----------  ----------
                                                                                  ----------  ----------

    SFAS 109 requires a valuation allowance when it is "more likely than not that some portion or all of the deferred tax assets will not be realized." It further states that "forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence such as cumulative losses in recent years." The ultimate realization of this deferred income tax asset depends on Adience's ability to generate sufficient taxable income in the future. While Adience believes that the deferred income tax asset will be fully or partially realized by future operating results, losses in recent years and a desire to be conservative make it appropriate to record a valuation allowance.

    As of December 31, 1994, Adience has a net operating loss carryforward for domestic federal income tax purposes of approximately $24,000 which will expire in 2007, 2008 and 2009. Minimum tax and foreign tax credits of $912 are also available to offset federal income tax liabilities to the extent that regular tax exceeds tentative minimum tax in subsequent years. Upon consummation of the Plan of Reorganization, Adience had an ownership change, as defined by Section 382 of the Internal Revenue Code, which may limit Adience's ability to utilize the pre-ownership change portion of its net operating loss and/or credit. In addition under the provisions of SOP 90-7, subsequent utilization of net operating loss carryforwards will be reflected as an adjustment to reorganization value in excess of amounts allocable to identifiable assets or paid-in capital. An examination of Adience's consolidated U.S. income tax returns for 1988 through 1990 is currently underway. Any resulting adjustments for those years will impact Adience's net operating loss carryforwards.

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

13. EMPLOYEE BENEFITS

EMPLOYEE STOCK OWNERSHIP PLAN

    During 1989, Adience established an Employee Stock Ownership Plan ("ESOP") for most salaried and certain hourly U.S. employees who meet minimum age and service requirements. To fund the ESOP, Adience borrowed $2.5 million repayable over five years in equal quarterly payments plus interest. Proceeds of this borrowing were loaned to the ESOP on the same terms and used by the ESOP, along with cash contributions from Adience, to purchase 646,875 shares of Adience's common stock from its principal shareholder during 1989 and 1990. In connection with the Reorganization, the ESOP shares were reduced by 55% to 291,093 shares. Effective June 30, 1993 all shares held by the ESOP were allocated to the ESOP participants' accounts. On July 1, 1993, Adience suspended any future recognition of expense related to the ESOP. Accordingly, Adience has no intention at this time to issue more shares of its common stock to the ESOP. Contributions to the ESOP charged to expense for the the year ended 1992 and six months ended June 30, 1993 amounted to $625 and $355, respectively.

OTHER EMPLOYEE BENEFIT PLANS

    During 1992, Adience initiated a 401(k) Savings Plan. This plan covers substantially all non-bargaining employees, including those employed by IDT, who meet minimum age and service requirements. Adience matches employee contributions of up to 8 percent of compensation at a rate of 25 percent. In addition, effective January 1, 1994, Adience declared a discretionary contribution equal to 3 percent of employees' salaries. Amounts charged against income totaled $93 for the year ended December 31, 1992, $63 for the six months ended June 30, 1993, $58 for the six months ended December 31, 1993 and $415 for the year ended December 31, 1994.

    Adience and subsidiaries maintain various defined benefit pension plans covering substantially all hourly employees. The plans provide pension benefits based on the employee's years of service or the average salary for a specific number of years of service. Adience's funding policy is to make annual contributions to the extent deductible for federal income tax purposes.

    Plan assets and projected benefit obligations for service to date for Adience's defined benefit pension plans aggregated approximately $6,811 and $5,900, respectively, at December 31, 1994. The comparable amounts at December 31, 1993 were $6,786 (assets) and $5,785 (obligations). The components of net periodic pension cost for the year ended December 31, 1992, the six months ended June 30 and December 31, 1993 and the year ended December 31, 1994 are not material to the consolidated financial statements. Plan assets are invested in cash, short-term investments, equities, and fixed income instruments. The actuarial present value of the projected benefit obligation at December 31, 1993 and 1994 was determined using a weighted average discount rate of 7.5%. The expected long-term rate of return on plan assets was 7.5% at December 31, 1993 and 1994.

    Certain union employees of Adience and subsidiaries are covered by multi-employer defined benefit retirement plans. Expense relating to these plans amounted to $782, $474, $619 and $1,138 for the year ended December 31, 1992, the six months ended June 30, 1993 and December 31, 1993 and the year ended December 31, 1994, respectively.

    In December 1990, the Financial Accounting Standards Board issued SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS No. 106), that requires that the projected future cost of providing postretirement benefits, such as health care and life insurance, be recognized as an expense as employees render service instead of when the benefits are paid. Adience currently provides only life insurance benefits to certain of its hourly and salaried employees on a fully insured basis. Adoption of SFAS No. 106 did not have a material impact on Adience's consolidated financial

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

13. EMPLOYEE BENEFITS (CONTINUED)
statements. In November 1992, the Financial Accounting Standards Board issued new rules that require that the projected future cost of providing postemployment benefits be recognized as an expense as employees render service instead of when the benefits are paid. Adience believes its accrual for postemployment benefits (workers' compensation) is adequate.

14. STOCK PLANS
    On May 24, 1994, the Board of Directors of Adience adopted the 1994 Stock Option Plan ("Stock Option Plan") and 1994 Directors Stock Grant Plan ("Stock Grant Plan"). Under the Stock Option Plan, 1,250,000 shares have been reserved for issuance upon the exercise of stock options, which may be granted to employees by the Compensation Committee of the Company's Board of Directors. Under the Stock Option Plan, options generally become exercisable six months following the date of grant or over a period determined by the Board of Directors and expire ten years from the date of grant. The Stock Option Plan provides for the option price to be paid in cash, shares of Adience's common stock owned by the option holder, or a combination of such shares and cash. As of December 31, 1994, 225,000 options have been granted under the Stock Option Plan. Each option granted entitles the holder to acquire one share of Adience common stock at an exercise price not to be less that the fair market value of the underlying shares on the date of grant. There is currently no public market for the common stock.

    The Stock Grant Plan provides that up to 300,000 shares of common stock may be granted to the members of the Board of Directors, at no cost to the directors. The Stock Grant Plan authorized the automatic grant of 10,000 shares of common stock to each director on June 13, 1994, and 10,000 shares of common stock to each director on the date of each of the next two successive annual meetings of shareholders of Adience provided the director is then re-elected to the board, up to an aggregate of not more than 30,000 shares for each director. These grants have been made in lieu of a cash retainer which would have been paid to each director.

    The aggregate fair market value of the shares granted under the Stock Grant Plan is considered unearned compensation at the time of grant and compensation is earned ratably over the year. Adience recognized $75 in expense for the year ended December 31, 1994.

15. COMMITMENTS AND CONTINGENCIES
    At December 31, 1994, Adience had $200 in irrevocable standby letters of credit outstanding, not reflected in the accompanying consolidated financial statements, as guarantees in force for various insurance policies, performance and bid bonds. These instruments are usually for a period of one year or the duration of the contract. The letters of credit reduce Adience's availability under the Congress credit facility.

    In February 1992, IDT was cited by the Ohio Environmental Protection Agency (the "Ohio EPA") for violations of Ohio's hazardous waste regulations, including speculative accumulation of waste (holding waste on-site beyond the legal limit) and illegal disposal of hazardous waste on the site of its Alliance, Ohio manufacturing facility. IDT had $783 accrued at December 31, 1993 for the clean up of this site. This amount is included under the caption "Net assets of discontinued operations" in the accompanying balance sheet.

    In December 1993, IDT and Adience signed a consent order with the Ohio EPA and Ohio Attorney General which required IDT and Adience to pay to the State of Ohio a civil penalty of $200 (of which IDT paid $175 and Adience paid $25) and to remediate the site in accordance with specified cleanup goals. In addition, the consent order requires the payment of stipulated penalties of up to $1 per day for failure to satisfy certain requirements of the consent order including milestones in the closure plan. In October 1994, IDT and Adience filed a proposed amendment to the consent order which would allow IDT and Adience to establish risk-based cleanup goals, an approach which has been approved by the Ohio EPA for other

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

15. COMMITMENTS AND CONTINGENCIES (CONTINUED) contaminated sites. If the Ohio EPA approves this proposed amendment, use of this approach is expected to reduce the extent and cost of remediation required at this site. The Ohio EPA has not yet responded to this proposed amendment. At December 31, 1994, environmental accruals amounted to $750, which represents management's reasonable estimate of the amounts remaining to be incurred in this matter, including the costs of effecting the closure plan, bonding and insurance costs, penalties and legal and consultants' fees. This amount is included under the caption "Net assets of discontinued operations" in the accompanying balance sheet. Since 1991, Adience and IDT have together paid $693 (excluding the civil penalty) for the environmental clean-up related to the Alliance facility. If the Ohio EPA does not accept the proposed amendment to the consent order, the cost of the remediation may exceed the amounts currently accrued.

    Under the acquisition agreement pursuant to which IDT acquired the property from Adience in 1990, Adience represented and warranted that, except as otherwise disclosed to IDT, no hazardous material has been stored or disposed of on the property. No disclosure of storage or disposal of hazardous material on the site was made. Accordingly, Adience is required to indemnify IDT for any losses in excess of $250. IDT has notified Adience that it is claiming the right to indemnification for all costs in excess of $250 incurred by IDT in this matter and has received assurance that Adience will honor such claim. Since 1991, Adience has reimbursed IDT $643; if Adience is financially unable to honor its remaining obligation, such costs would be borne by IDT.

    Adience is also engaged in various other legal actions arising in the ordinary course of business. Management believes, after discussions with internal and external counsel, that the ultimate outcome of the proceedings will not have a material adverse effect on Adience's consolidated financial position.

                                 ADIENCE, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1994
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA, UNLESS OTHERWISE NOTED)

16. QUARTERLY DATA AND FOURTH QUARTER ADJUSTMENTS (UNAUDITED)
    The following table sets forth selected highlights for each of the fiscal quarters during the year ended December 31, 1994 and the six months ended June 30 and December 31, 1993:

                                                                     PRE-EMERGENCE             POST-EMERGENCE
                                                                 ----------------------  --------------------------
QUARTER ENDED 1993                                                MARCH 31     JUNE 30   SEPTEMBER 30  DECEMBER 31
---------------------------------------------------------------  -----------  ---------  ------------  ------------
Net revenues...................................................   $  21,881   $  22,550   $   25,327    $   29,245
Cost of revenues...............................................      17,323      18,605       21,562        26,217
Operating loss.................................................         (84)     (1,923)        (959)      (10,561)
(Loss) income before extraordinary item........................      (1,930)     17,782       (2,265)      (12,102)
Net (loss) income..............................................      (1,930)     35,262       (2,265)      (12,102)
Loss per common share before extraordinary item................       *           *       $    (0.23)   $    (1.21)
Net loss per common share......................................       *           *       $    (0.23)   $    (1.21)
Average common shares outstanding..............................       *           *           10,000        10,000

                                                                                   POST-EMERGENCE
                                                                 --------------------------------------------------
QUARTER ENDED 1994                                                MARCH 31     JUNE 30   SEPTEMBER 30  DECEMBER 31
---------------------------------------------------------------  -----------  ---------  ------------  ------------
Net revenues...................................................   $  22,126   $  23,287   $   27,796    $   23,064
Cost of revenues...............................................      19,255      19,523       22,777        22,913
Operating (loss) profit........................................      (1,867)     (1,186)         647        (5,022)
Loss before extraordinary item.................................      (3,885)     (2,795)      (1,225)      (12,870)
Net loss.......................................................      (3,885)     (2,795)      (1,225)      (12,870)
Net loss per common share......................................   $   (0.39)  $   (0.28)  $    (0.12)   $    (1.28)
Average common shares outstanding..............................      10,000      10,019       10,100        10,100

* Earnings per common share are not meaningful prior to June 30, 1993 due to the reorganization -- see Note 1.

    Fourth quarter results for 1994 include a non-cash charge of $2.8 million related to asset write-downs at Adience. Certain assets of Adience were evaluated for disposition, and the net book value of these assets was adjusted to estimated fair market value. The impact of these asset write-downs on fourth quarter results was $0.28 per common share. These write-downs resulted from Adience's business improvement program which includes selling non strategic assets and reassessing the net realizable value of certain inventory product lines in light of the current economic environment and the related impact on estimated revenue levels for those product lines.

    Additionally, fourth quarter results were reduced by a non-cash charge of $3.3 million to write-down the investment in IDT to estimated fair market value. The impact of the write-down on the net loss per common share was $0.33. See
Note 9 to Consolidated Financial Statements for further detail.

    Losses from discontinued operations totaled $2.7 million for the fourth quarter ending December 31, 1994 or $0.27 per common share.

    Net loss per common share for the fourth quarter of 1993 included a special charge of $8 million for write-down of Adience's reorganization value in excess of amounts allocable to identifiable assets and a $314 loss on the sale of two divisions. Excluding these adjustments, net loss per common share for the fourth quarter was $(0.38).